Exhibit 99.4

PHOTRONICS,  INC.  AND  SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended
	October 31, 2018	October 29, 2017

Cash flows from operating activities:
Net income	$61,236	$21,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,333	86,573
Changes in operating assets, liabilities and other	(15,002)	(11,029)

Net cash provided by operating activities	130,567	96,833

Cash flows from investing activities:
Purchases of property, plant and equipment	(92,585)	(91,965)
Acquisition of business	-	(5,400)
Proceeds from sale of investments	-	167
Other	1,856	(868)

Net cash used in investing activities	(90,729)	(98,066)

Cash flows from financing activities:
Repayments of long-term debt	(4,639)	(5,428)
Dividends paid to noncontrolling interests	(8,166)	(8,298)
Purchase of treasury stock	(23,111)	-
Contribution from noncontrolling interest	17,996	-
Proceeds from share-based arrangements	4,634	2,830
Other	(519)	(32)

Net cash used in financing activities	(13,805)	(10,928)

Effect of exchange rate changes on cash	(4,777)	6,108

Net increase (decrease) in cash and cash equivalents	21,256	(6,053)
Cash and cash equivalents, beginning of period	308,021	314,074

Cash and cash equivalents, end of period	$329,277	$308,021